UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2022, Eagle Pharmaceuticals, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its previously disclosed development and license agreement with Robert One, LLC (“Robert One”) dated as of February 13, 2009, and amended on May 22, 2009, December 23, 2010, July 16, 2013, and August 5, 2015 (as amended, the “License Agreement”), pursuant to which Robert One assigned to the Company certain patents relating to pemetrexed and four additional 505(b)(2) products and/or ANDA products under development (the “Products”) and granted the Company an exclusive, sub-licensable, license under Robert One’s intellectual property rights to develop make, use, sell and import the Products worldwide (excluding China) with respect to pemetrexed and the other 505(b)(2) product applications and in North America with respect to ANDA product applications.

Under the original terms of the License Agreement, the Company was required to make royalty payments on Gross Profits (as defined in the License Agreement) derived from the Products at rates equal to (i) fifty percent with respect to a 505(b)(2) application; (ii) thirty percent with respect to an ANDA application; and (iii) twenty-five percent with respect to pemetrexed parenteral formulation. Under the terms of the Amendment, the applicable royalty rates due by the Company on Gross Profits derived from the Products were amended to (i) thirty percent with respect to a 505(b)(2) application; (ii) thirty percent with respect to an ANDA application; and (iii) with respect to pemetrexed parenteral formulation, (a) ten percent on Gross Profits greater than $85,000,000 and (b) twelve percent on Gross Profits greater than $115,000,000. In addition, under the terms of the Amendment, no royalty payment is due on Gross Profits derived from pemetrexed parenteral formulation that are less than $85,000,000. In exchange for the foregoing amended royalty rates, the Company is required to make a lump sum payment of $15,000,000 to Robert One on January 3, 2023.

The foregoing descriptions of the Amendment and the License Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Amendment and the License Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K, and Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2013 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2015, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to Development and Licensing Agreement, by and between the Company and Robert One, LLC, dated December 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2022		EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer